SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 20, 2003

Commission file number: 33-96858-01
COMMUNICATIONS &
POWER INDUSTRIES
HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
77-0407395
(I.R.S. Employer Identification No.)
811 Hansen Way
Palo Alto, California 94303-1110
(650) 846-2900
(Address of Principal Executive Offices and Telephone Number,
Including Area Code)	Commission file number: 33-96858
COMMUNICATIONS &
POWER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
77-0405693
(I.R.S. Employer Identification No.)
811 Hansen Way
Palo Alto, California 94303-1110
(650) 846-2900
(Address of Principal Executive Offices and Telephone
Number, Including Area Code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On November 17, 2003, Communications & Power Industries Holding Corporation (the “Company”) entered into a merger agreement providing for a sale of the Company. In connection with the sale, the Company’s outstanding indebtedness will be refinanced. The closing of the sale is subject to customary closing conditions contained in the merger agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 20, 2003	COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION

	By:	/s/ O. Joe. Caldarelli

O. Joe Caldarelli Chief Executive Officer